Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2003 relating to the financial statements, which is included in Worldteq Group International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ MALONE & BAILEY, PLLC
Houston , Texas
October 16, 2003


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